EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


THIS AGREEMENT AND PLAN OF MERGER is made as of the 17th day of March 2005

AMONG:

     TAMARACK VENTURES, INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 21 Falcon Avenue, Box 1135, Manitouwadge, Ontario, Canada POT 2CO

     ("Tamarack")

AND:

     AICI, INC., a body corporate formed pursuant to the laws of the State of Nevada and a wholly owned subsidiary of Tamarack

     (the "Acquirer")

AND:

     ADMINISTRATION FOR INTERNATIONAL CREDIT & INVESTMENTS, INC., a body corporate formed pursuant to the laws of the State of Oregon and having an office for business located at 12520 High Bluff Drive, Suite 260, San Diego, California 92130

     ("AICI")

AND:

     The shareholders of AICI, all of whom are set forth on the signature page of this Agreement

     (the "AICI Shareholders")

WHEREAS:

A. AICI is an Oregon corporation engaged in the business of providing Voice Over Internet Protocol (VoIP) services;

B. The AICI Shareholders own 21,875,566 AICI Shares, being 100% of the presently issued and outstanding AICI Shares;

C. Tamarack is a reporting company whose common stock is quoted on the Nasdaq OTC Bulletin Board and which is not presently engaged in any business;

D. The respective Boards of Directors of Tamarack, AICI and the Acquirer deem it advisable and in the best interests of Tamarack, AICI and the Acquirer that AICI merge with and into the Acquirer (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Nevada; and

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E. It is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

DEFINITIONS

1.1  In this Agreement the following terms will have the following meanings:

     (a) "ACQUISITION SHARES" means the 21,875,566 Tamarack Common Shares to be issued to the AICI Shareholders at Closing pursuant to the terms of the Merger;

     (b) "AGREEMENT" means this agreement and plan of merger among Tamarack, the Acquirer, AICI, and the AICI Shareholders;

     (c) "AICI ACCOUNTS PAYABLE AND LIABILITIES" means all accounts payable and liabilities of AICI, due and owing or otherwise constituting a binding obligation of AICI (other than a AICI Material Contract) as of December 31, 2004 as set forth in Schedule "K" hereto;

     (d) "AICI ACCOUNTS RECEIVABLE" means all accounts receivable and other debts owing to AICI, as of December 31, 2004 as set forth in Schedule "L" hereto;

     (e) "AICI ASSETS" means the undertaking and all the property and assets of the AICI Business of every kind and description wheresoever situated including, without limitation, AICI Equipment, AICI Inventory, AICI Material Contracts, AICI Accounts Receivable, AICI Cash, AICI Intangible Assets and AICI Goodwill, and all credit cards, charge cards and banking cards issued to AICI;

     (f) "AICI BANK ACCOUNTS" means all of the bank accounts, lock boxes and safety deposit boxes of AICI or relating to the AICI Business as set forth in Schedule "M" hereto;

     (g)  "AICI BUSINESS" means all aspects of the business conducted by AICI;

     (h) "AICI CASH" means all cash on hand or on deposit to the credit of AICI on the Closing Date;

     (i) "AICI DEBT TO RELATED PARTIES" means the debts owed by AICI and its subsidiaries to the AICI Shareholders or to any family member thereof, or to any affiliate, director or officer of AICI or the AICI Shareholders as described in Schedule "N";

     (j) "AICI EQUIPMENT" means all machinery, equipment, furniture, and furnishings used in the AICI Business, including, without limitation, the items more particularly described in Schedule "O" hereto;

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     (k)  "AICI FINANCIAL STATEMENTS" means, collectively, the audited financial statements of AICI, including Jupiter Telecom, Inc., for the fiscal years ended December 31, 2004 and 2003, together with the unqualified auditors' report thereon, true copies of which are attached as Schedule "J" hereto;

     (l) "AICI GOODWILL" means the goodwill of the AICI Business together with the exclusive right of Tamarack to represent itself as carrying on the AICI Business in succession of AICI subject to the terms hereof, and the right to use any words indicating that the AICI Business is so carried on including the right to use the name "Administration for International Credit & Investments," "IPEX" or "IPEXcom" or any variation thereof as part of the name of or in connection with the AICI Business or any part thereof carried on or to be carried on by AICI, the right to all corporate, operating and trade names associated with the AICI Business, or any variations of such names as part of or in connection with the AICI Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the AICI Business, all necessary licenses and authorizations and any other rights used in connection with the AICI Business;

     (m) "AICI INSURANCE POLICIES" means the public liability insurance and insurance against loss or damage to AICI Assets and the AICI Business as described in Schedule "P" hereto;

     (n) "AICI INTANGIBLE ASSETS" means all of the intangible assets of AICI, including, without limitation, AICI Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of AICI and its subsidiaries;

     (o) "AICI INVENTORY" means all inventory and supplies of the AICI Business as of December 31, 2004 as set forth in Schedule "Q" hereto;

     (p) "AICI MATERIAL CONTRACTS" means the burden and benefit of and the right, title and interest of AICI in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which AICI is entitled in connection with the AICI Business whereunder AICI is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule "R" hereto; and

     (q) "AICI SHARES" means all of the issued and outstanding shares of AICI's equity stock.

     (r)  "CLOSING"  means  the   completion,   on  the  Closing  Date,  of  the
          transactions contemplated hereby in accordance with Article 9 hereof;

     (s) "CLOSING DATE" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

     (t) "EFFECTIVE TIME" means the date of the filing of an appropriate Certificate of Merger in the form required by the State of Nevada, which certificate shall provide that the Merger shall become effective upon such filing;

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     (u)  "MERGER"  means the merger,  at the  Effective  Time,  of AICI and the
          Acquirer pursuant to this Agreement;

     (v)  "MERGER CONSIDERATION" means the Acquisition Shares;

     (w) "PLACE OF CLOSING" means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as Tamarack and AICI may mutually agree upon;

     (x) "STATE CORPORATION LAW" means the corporation law of the State of Nevada;

     (y)  "SURVIVING COMPANY" means the Acquirer following the merger with AICI;

     (z) "TAMARACK ACCOUNTS PAYABLE AND LIABILITIES" means all accounts payable and liabilities of Tamarack, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Tamarack and its subsidiaries (other than a Tamarack Material Contract) as of October 31, 2004 as set forth is Schedule "B" hereto;

     (aa) "TAMARACK ACCOUNTS RECEIVABLE" means all accounts receivable and other debts owing to Tamarack, on a consolidated basis, as of October 31, 2004 as set forth in Schedule "C" hereto;

     (bb) "TAMARACK ASSETS" means the undertaking and all the property and assets of the Tamarack Business of every kind and description wheresoever situated including, without limitation, Tamarack Equipment, Tamarack Inventory, Tamarack Material Contracts, Tamarack Accounts Receivable, Tamarack Cash, Tamarack Intangible Assets and Tamarack Goodwill, and all credit cards, charge cards and banking cards issued to Tamarack;

     (cc) "TAMARACK BANK ACCOUNTS" means all of the bank accounts, lock boxes and safety deposit boxes of Tamarack and its subsidiaries or relating to the Tamarack Business as set forth in Schedule "D" hereto;

     (dd) "TAMARACK BUSINESS" means all aspects of any business conducted by Tamarack and its subsidiaries;

     (ee) "TAMARACK CASH" means all cash on hand or on deposit to the credit of Tamarack and its subsidiaries on the Closing Date;

     (ff) "TAMARACK COMMON SHARES" means the shares of common stock in the capital of Tamarack;

     (gg) "TAMARACK DEBT TO RELATED PARTIES" means the debts owed by Tamarack and its subsidiaries to any affiliate, director or officer of Tamarack as described in Schedule "E" hereto;

     (hh) "TAMARACK EQUIPMENT" means all machinery, equipment, furniture, and furnishings used in the Tamarack Business, including, without limitation, the items more particularly described in Schedule "F" hereto;

     (ii) "TAMARACK FINANCIAL STATEMENTS" means, collectively, the audited financial statements of Tamarack for the fiscal years ended July 31, 2004 and 2003, together with the unqualified auditors' report thereon, and the unaudited financial statements of Tamarack for the three-month period ended October 31, 2004, true copies of which are attached as Schedule "A" hereto;

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     (jj) "TAMARACK  GOODWILL"  means  the  goodwill  of the  Tamarack  Business including the right to all corporate, operating and trade names associated with the Tamarack Business, or any variations of such names as part of or in connection with the Tamarack Business, all books and records and other information relating to the Tamarack Business, all necessary licenses and authorizations and any other rights used in connection with the Tamarack Business;

     (kk) "TAMARACK INSURANCE POLICIES" means the public liability insurance and insurance against loss or damage to the Tamarack Assets and the Tamarack Business as described in Schedule "G" hereto;

     (ll) "TAMARACK INTANGIBLE ASSETS" means all of the intangible assets of Tamarack and its subsidiaries, including, without limitation, Tamarack Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Tamarack and its subsidiaries;

     (mm) "TAMARACK INVENTORY" means all inventory and supplies of the Tamarack Business as of October 31, 2004, as set forth in Schedule "H" hereto;

     (nn) "TAMARACK MATERIAL CONTRACTS" means the burden and benefit of and the right, title and interest of Tamarack and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Tamarack or its subsidiaries are entitled whereunder Tamarack or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule "I" hereto;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

CAPTIONS AND SECTION NUMBERS

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

SECTION REFERENCES AND SCHEDULES

1.3 Any reference to a particular "Article," "section," "paragraph," "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information concerning Tamarack

         Schedule "A"      Tamarack Financial Statements
         Schedule "B"      Tamarack Accounts Payable and Liabilities
         Schedule "C"      Tamarack Accounts Receivable
         Schedule "D"      Tamarack Bank Accounts
         Schedule "E"      Tamarack Debts to Related Parties
         Schedule "F"      Tamarack Equipment


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         Schedule "G"      Tamarack Insurance Policies
         Schedule "H"      Tamarack Inventory
         Schedule "I"      Tamarack Material Contracts

Information concerning AICI

         Schedule "J"      AICI Financial Statements
         Schedule "K"      AICI Accounts Payable and Liabilities
         Schedule "L"      AICI Accounts Receivable
         Schedule "M"      AICI Bank Accounts
         Schedule "N"      AICI Debts to Related Parties
         Schedule "O"      AICI Equipment
         Schedule "P"      AICI Insurance Policies
         Schedule "Q"      AICI Inventory
         Schedule "R"      AICI Material Contracts

Information concerning AICI Shareholders

         Schedule "S"      Investor Questionnaire

Agreements

         Schedule "T"      Form of Subscription Agreement

SEVERABILITY OF CLAUSES

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.


                                    ARTICLE 2
                                   THE MERGER

THE MERGER

2.1 At Closing, AICI shall be merged with and into the Acquirer pursuant to this Agreement and Plan of Merger and the separate corporate existence of AICI shall cease and the Acquirer, as it exists from and after the Closing, shall be the Surviving Company.

EFFECT OF THE MERGER

2.2 The Merger shall have the effect provided therefor by the State Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to AICI or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of AICI and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of AICI and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of


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the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of AICI and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of AICI or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS

2.3 The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of the Acquirer until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law. The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of AICI as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the State Corporation Law. The Directors of AICI shall be the Directors of Acquirer from and after the Closing.

CONVERSION OF SECURITIES

2.4 At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer, AICI or the AICI Shareholders, the shares of capital stock of each of AICI and the Acquirer shall be converted as follows:

     (a) Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

     (b) Conversion of AICI Shares. Each AICI Share that is issued and outstanding at the Effective Time shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of AICI Shares outstanding immediately prior to Closing. All such AICI Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

ADHERENCE WITH APPLICABLE SECURITIES LAWS

2.5 The AICI Shareholders understand that the Acquisition Shares are being offered to them in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws under Regulation D and/or Regulation S as promulgated under the Securities Act of 1933, as amended, and that Tamarack is relying upon the truth and accuracy of, and the AICI Shareholders' compliance with, the representations, warranties, agreements, acknowledgments and understandings of the AICI Shareholders set forth herein in order to determine the availability of such exemptions and the eligibility of the AICI Shareholders to acquire the Acquisition Shares. Accordingly, each AICI Shareholder hereby represents either:


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     (a)  it is an  "accredited  investor"  within the meaning of Rule 501(a) of
          Regulation D promulgated under the Securities Act of 1933, as amended, and is familiar with the type of risks inherent in the acquisition of
          securities   such  as  the  Tamarack   Common  Shares  and  each  AICI
          Shareholder's financial position is such that the AICI Shareholder can afford to retain its Acquisition Shares for an indefinite period of time without realizing any direct or indirect cash return on its investment; or

     (b) it is acquiring the Acquisition Shares in an offshore transaction and further represents:

          (i) the AICI Shareholder is outside the United States when receiving and executing this Agreement;

          (ii) the AICI Shareholder is not aware of any advertisement of any of the Acquisition Shares;

          (iii) the AICI Shareholder has not acquired the Acquisition Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the Securities Act of 1933, as amended) in the United States in respect of the Acquisition Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Acquisition Shares; provided, however, that the AICI Shareholders may sell or otherwise dispose of the
                    Acquisition Shares pursuant to registration of the Acquisition Shares pursuant to the Securities Act of 1933, as amended, and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

          (iv) the AICI Shareholder agrees that Tamarack will refuse to register any transfer of the Acquisition Shares not made in accordance with the provision of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an available exemption from the registration requirements of the Securities Act of 1933 and in accordance with applicable state and provincial securities laws;

          (v) the AICI Shareholder understands and agrees that offers and sales of any of the Acquisition Shares, prior to the expiration of a period of one year after the date of transfer of the Acquisition Shares (the "Distribution Compliance Period"), shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act of 1933, as amended, or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act of 1933, as amended, or an exemption therefrom, and in each case only in accordance with all applicable securities laws; and

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          (vi)      the AICI Shareholder understands and agrees not to engage in any hedging transactions involving the Acquisition Shares, prior to the end of the Distribution Compliance Period
                    unless  such   transactions   are  in  compliance  with  the
                    Securities Act of 1933, as amended.

2.6 The AICI Shareholders hereby acknowledge that upon the issuance of the Acquisition Shares, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Acquisition Shares will bear a legend substantially in one of the following forms:

          NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS THEN IN FACT APPLICABLE TO SAID SHARES;

                                       OR

          THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.


2.7 The AICI Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

          (a)  the sale is to Tamarack;

          (b) the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

          (c) the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Tamarack an opinion of counsel to that effect or such other written opinion as may be reasonably required by Tamarack.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                   OF TAMARACK

REPRESENTATIONS AND WARRANTIES

3.1 Tamarack represents and warrants in all material respects to AICI and the AICI Shareholders, with the intent that AICI and the AICI Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

TAMARACK - CORPORATE STATUS AND CAPACITY

     (a) Incorporation. Tamarack is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

     (b) Carrying on Business. Tamarack does not currently conduct business, except for the actual operations of the corporation which are carried on in Ontario, Canada and does carry on any other material business activity in any other jurisdictions. Tamarack is duly authorized to carry on such business in Ontario, Canada. The nature of the Tamarack Business does not require Tamarack to register or otherwise be qualified to carry on business in any other jurisdictions;

     (c) Corporate Capacity. Tamarack has the corporate power, capacity and authority to own the Tamarack Assets and to enter into and complete this Agreement;

     (d) Reporting Status; Listing. Tamarack is required to file periodic and current reports with the Securities and Exchange Commission pursuant to section 13 of the Securities Exchange Act of 1934, as amended, the Tamarack Common Shares are quoted on the Nasdaq OTC Bulletin Board, and all reports required to be filed by Tamarack with the Securities and Exchange Commission or Nasdaq have been timely filed;

ACQUIRER - CORPORATE STATUS AND CAPACITY

     (e) Incorporation. The Acquirer is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

     (f) Carrying on Business. Other than corporate formation and organization, the Acquirer has not carried on business activities to date.

     (g) Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement;

TAMARACK - CAPITALIZATION

     (h)  Authorized  Capital.  The authorized  capital of Tamarack  consists of
          75,000,000 Tamarack Common Shares, $0.001 par value, of which 6,320,000 Tamarack Common Shares are presently issued and outstanding;

     (i) No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of Tamarack Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Tamarack;

     (j) Capacity. Tamarack has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

ACQUIRER CAPITALIZATION

     (k) Authorized Capital. The authorized capital of the Acquirer consists of 200 shares of common stock, $0.001 par value, of which one share of common stock is presently issued and outstanding;

     (l) No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

     (m) Capacity. The Acquirer has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

TAMARACK - RECORDS AND FINANCIAL STATEMENTS

     (n) Charter Documents. The charter documents of Tamarack and the Acquirer have not been altered since the incorporation of each, respectively, except as filed in the record books of Tamarack or the Acquirer, as the case may be;

     (o) Corporate Minute Books. The corporate minute books of Tamarack and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Tamarack and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of Tamarack and its subsidiaries. Tamarack and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Articles of Incorporation (or other charter documents) or by-laws.

     (p) Tamarack Financial Statements. The Tamarack Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Tamarack, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the Tamarack Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

     (q) Tamarack Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Tamarack or its subsidiaries which are not disclosed in Schedule "B" hereto or reflected in the Tamarack Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Tamarack Financial Statements, and neither Tamarack nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Tamarack and its subsidiaries as of October 31, 2004 are described in Schedule "B" hereto;

     (r) Tamarack Accounts Receivable. All the Tamarack Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Tamarack, any claim by the obligor for set-off or counterclaim;

     (s) Tamarack Bank Accounts. All of the Tamarack Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule "D" hereto;

     (t) No Debt to Related Parties. Except as disclosed in Schedule "E" hereto, neither Tamarack nor its subsidiaries are, and on Closing will not be, materially indebted to any affiliate, director or officer of Tamarack except accounts payable on account of bona fide business transactions of Tamarack incurred in normal course of the Tamarack Business, including employment agreements, none of which are more than 30 days in arrears;

     (u) No Related Party Debt to Tamarack. No director or officer or affiliate of Tamarack is now indebted to or under any financial obligation to Tamarack or its subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

     (v) No Dividends. No dividends or other distributions on any shares in the capital of Tamarack have been made, declared or authorized since the date of the Tamarack Financial Statements;

     (w) No Payments. No payments of any kind have been made or authorized since the date of the Tamarack Financial Statements to or on behalf of officers, directors, shareholders or employees of Tamarack or its subsidiaries or under any management agreements with Tamarack or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

     (x) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Tamarack or its subsidiaries;

     (y)  No Adverse Events. Since the date of the Tamarack Financial Statements

          (i) there has not been any material adverse change in the financial position or condition of Tamarack, its subsidiaries, its liabilities or the Tamarack Assets or any damage, loss or other change in circumstances materially affecting Tamarack, the Tamarack Business or the Tamarack Assets or Tamarack' right to carry on the Tamarack Business, other than changes in the ordinary course of business,

          (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Tamarack, its subsidiaries, the Tamarack Business or the Tamarack Assets,

          (iii) there has not been any material increase in the compensation payable or to become payable by Tamarack to any of Tamarack's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

          (iv) the Tamarack Business has been and continues to be carried on in the ordinary course,

          (v) Tamarack has not waived or surrendered any right of material value,

          (vi) Neither Tamarack nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

          (vii) no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

TAMARACK - INCOME TAX MATTERS

     (z) Tax Returns. On or before the Closing Date, all tax returns and reports of Tamarack and its subsidiaries required by law to be filed shall have been filed and shall be true, complete and correct, and any taxes payable in accordance with any return filed by Tamarack and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority shall have been so paid;

     (aa) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Tamarack or its subsidiaries. Tamarack is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

TAMARACK - APPLICABLE LAWS AND LEGAL MATTERS

     (bb) Licenses. Tamarack and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Tamarack Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Tamarack Business;

     (cc) Applicable Laws. Neither Tamarack nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Tamarack Business, and to Tamarack' knowledge, neither Tamarack nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Tamarack Business;

     (dd) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Tamarack, its subsidiaries, the Tamarack Business, or any of the Tamarack Assets nor does Tamarack have any knowledge of any deliberate act or omission of Tamarack or its subsidiaries that would form any material basis for any such action or proceeding;

     (ee) No Bankruptcy. Neither Tamarack nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Tamarack or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Tamarack or its subsidiaries;

     (ff) Labor Matters. Neither Tamarack nor its subsidiaries are party to any collective agreement relating to the Tamarack Business with any labor union or other association of employees and no part of the Tamarack Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Tamarack, has made any attempt in that regard;

     (gg) Finder's Fees. Neither Tamarack nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

EXECUTION AND PERFORMANCE OF AGREEMENT

     (hh) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Tamarack and the Acquirer;

     (ii) No Violation or Breach. The execution and performance of this Agreement will not:

          (i) violate the charter documents of Tamarack or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Tamarack or its subsidiaries are party,

          (ii)      give  any  person  any  right to  terminate  or  cancel  any agreement including, without limitation, the Tamarack Material Contracts, or any right or rights enjoyed by Tamarack or its subsidiaries,

          (iii) result in any alteration of Tamarack's or its subsidiaries' obligations under any agreement to which Tamarack or its subsidiaries are party including, without limitation, the Tamarack Material Contracts,

          (iv)      result  in  the   creation  or   imposition   of  any  lien,
                    encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Tamarack Assets,

          (v) result in the imposition of any tax liability to Tamarack or its subsidiaries relating to the Tamarack Assets, or

          (vi) violate any court order or decree to which either Tamarack or its subsidiaries are subject;

THE TAMARACK ASSETS - OWNERSHIP AND CONDITION

     (jj) Business Assets. The Tamarack Assets comprise all of the property and assets of the Tamarack Business, and no other person, firm or corporation owns any assets used by Tamarack or its subsidiaries in operating the Tamarack Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules "F" or "I" hereto;

     (kk) Title. Tamarack or its subsidiaries are the legal and beneficial owner of the Tamarack Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules "F" or "I" hereto;

     (ll) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Tamarack Assets;

     (mm) Tamarack Insurance Policies. Tamarack and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the Tamarack Assets and the Tamarack Business as described in Schedule "G" hereto;

     (nn) Tamarack Material Contracts. The Tamarack Material Contracts listed in Schedule "I" constitute all of the material contracts of Tamarack and its subsidiaries;

     (oo) No Default. There has not been any default in any material obligation of Tamarack or any other party to be performed under any of the Tamarack Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule "I" hereto), and Tamarack is not aware of any default in the obligations of any other party to any of the Tamarack Material Contracts;

     (pp) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Tamarack or its subsidiaries. Neither Tamarack nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

TAMARACK ASSETS - TAMARACK EQUIPMENT

     (qq) Tamarack Equipment. The Tamarack Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

TAMARACK ASSETS - TAMARACK GOODWILL AND OTHER ASSETS

     (rr) Tamarack Goodwill. Tamarack and its subsidiaries do not carry on the Tamarack Business under any other business or trade names. Tamarack does not have any knowledge of any infringement by Tamarack or its subsidiaries of any patent, trademarks, copyright or trade secret;

THE TAMARACK BUSINESS

     (ss) Maintenance of Business. Since the date of the Tamarack Financial Statements, Tamarack and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

     (tt) Subsidiaries. Except for the Acquirer, Tamarack does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

TAMARACK - ACQUISITION SHARES

     (uu) Acquisition Shares. The Acquisition Shares when delivered to the holders of AICI Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Tamarack, in all cases subject to the provisions and restrictions of all applicable securities laws.

NON-MERGER AND SURVIVAL

3.2 The representations and warranties of Tamarack contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by AICI or the AICI Shareholders, the representations and warranties of Tamarack shall survive the Closing.

INDEMNITY

3.3 Tamarack agrees to indemnify and save harmless AICI and the AICI Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including including attorneys' and other professionals' fees and disbursements, and any payment made in good faith in settlement of any claim (subject to the right of Tamarack to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Tamarack to AICI or the AICI Shareholders hereunder.


                                    ARTICLE 4
                              COVENANTS OF TAMARACK

COVENANTS

4.1  Tamarack covenants and agrees with AICI that it will:

     (a) Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

     (b) Preservation of Business. Until the Closing, use its best efforts to preserve the Tamarack Business and the Tamarack Assets and, without limitation, preserve for AICI Tamarack's and its subsidiaries' relationships with any third party having business relations with them;

     (c) Access. Until the Closing, give AICI, the AICI Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Tamarack, and furnish to AICI, the AICI Shareholders and their representatives all such information as they may reasonably request;

     (d) Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Tamarack Assets notwithstanding the change in control of AICI arising from the Merger; and

     (e) Name Change. Forthwith after the Closing, take such steps as are required to change the name of Tamarack to "IPEXcom, Inc." or such similar name as may be acceptable to the board of directors of AICI.

AUTHORIZATION

4.2 Tamarack hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Tamarack and its subsidiaries to release any and all information in their possession respecting Tamarack and its subsidiaries to AICI. Tamarack shall promptly execute and deliver to AICI any and all consents to the release of information and specific authorizations which AICI reasonably requires to gain access to any and all such information.

SURVIVAL

4.3 The covenants set forth in this Article shall survive the Closing for the benefit of AICI and the AICI Shareholders.


                                    ARTICLE 5
                        REPRESENTATIONS AND WARRANTIES OF
                         AICI AND THE AICI SHAREHOLDERS

REPRESENTATIONS AND WARRANTIES

5.1 AICI and the AICI Shareholders jointly and severally represent and warrant in all material respects to Tamarack, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

AICI - CORPORATE STATUS AND CAPACITY

     (a) Incorporation. AICI is a corporation duly incorporated and validly subsisting under the laws of the State of Oregon, and is in good standing with the office of the Secretary of State for the State of Oregon;

     (b) Carrying on Business. AICI carries on business primarily in the State of California and does not carry on any material business activity in any other jurisdiction. AICI has an office in San Diego, California and in no other locations. The nature of the AICI Business does not require AICI to register or otherwise be qualified to carry on business in any other jurisdiction;

     (c) Corporate Capacity. AICI has the corporate power, capacity and authority to own the AICI Assets, to carry on the Business of AICI and to enter into and complete this Agreement;

AICI - CAPITALIZATION

     (d) Authorized Capital. The authorized capital of AICI consists of 52,500,000 shares of common stock, $.001 par value per share, and 12,500,000 shares of preferred stock, $.01 par value per share, of which no shares have been designated;

     (e) Ownership of AICI Shares. The issued and outstanding share capital of AICI will on Closing consist of 21,875,566 common shares (being the AICI Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares, and 0 shares of preferred stock. The AICI Shareholders will be at Closing the registered and beneficial owner of 21,875,566 AICI Shares. The AICI

          Shares  owned by the AICI  Shareholders  will on  Closing  be free and
          clear  of  any  and  all  liens,   charges,   pledges,   encumbrances,
          restrictions on transfer and adverse claims whatsoever;

     (f) No Option. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement or option for the acquisition of AICI Shares held by the AICI Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of AICI;

     (g) No Restrictions. There are no restrictions on the transfer, sale or other disposition of AICI Shares contained in the charter documents of AICI or under any agreement;

AICI - RECORDS AND FINANCIAL STATEMENTS

     (h) Charter Documents. The charter documents of AICI have not been altered since its incorporation date, except as filed in the record books of AICI;

     (i) Corporate Minute Books. The corporate minute books of AICI are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by AICI which required director or shareholder approval are reflected on the corporate minute books of AICI. AICI is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter documents) or by-laws.

     (j) AICI Financial Statements. The AICI Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of AICI, on consolidated basis, as of the respective dates thereof, and the sales and earnings of the AICI Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

     (k) AICI Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of AICI which are not disclosed in Schedule "K" hereto or reflected in the AICI Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the AICI Financial Statements, and AICI has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of AICI as of December 31, 2004 are described in Schedule "K" hereto;

     (l) AICI Accounts Receivable. All AICI Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of AICI, any claim by the obligor for set-off or counterclaim;

     (m) AICI Bank Accounts. All of the AICI Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule "M" hereto;

     (n) No Debt to Related Parties. Except as disclosed in Schedule "N" hereto, AICI is not, and on Closing will not be, materially indebted to the AICI Shareholders nor to any family member thereof, nor to any affiliate, director or officer of AICI or the AICI Shareholders except accounts payable on account of bona fide business transactions of AICI incurred in normal course of AICI Business, including employment agreements with the AICI Shareholders, none of which are more than 30 days in arrears;

     (o) No Related Party Debt to AICI. Neither the AICI Shareholders nor any director, officer or affiliate of AICI are now indebted to or under any financial obligation to AICI on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

     (p) No Dividends. No dividends or other distributions on any shares in the capital of AICI have been made, declared or authorized since the date of the AICI Financial Statements;

     (q) No Payments. No payments of any kind have been made or authorized since the date of the AICI Financial Statements to or on behalf of the AICI Shareholders or to or on behalf of officers, directors, shareholders or employees of AICI or under any management agreements with AICI, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

     (r) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting AICI;

     (s)  No Adverse Events. Since the date of the AICI Financial Statements:

          (i) there has not been any material adverse change in the consolidated financial position or condition of AICI, its liabilities or the AICI Assets or any damage, loss or other change in circumstances materially affecting AICI, the AICI Business or the AICI Assets or AICI's right to carry on the AICI Business, other than changes in the ordinary course of business,

          (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting AICI, the AICI Business or the AICI Assets,

          (iii) there has not been any material increase in the compensation payable or to become payable by AICI to the AICI
                    Shareholders or to any of AICI's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

          (iv) the AICI Business has been and continues to be carried on in the ordinary course,

          (v) AICI has not waived or surrendered any right of material value,

          (vi) AICI has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

          (vii) no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

AICI - INCOME TAX MATTERS

     (t) Tax Returns. All tax returns and reports of AICI required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by AICI or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

     (u) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by AICI. AICI is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

AICI - APPLICABLE LAWS AND LEGAL MATTERS

     (v) Licenses. AICI holds all licenses and permits as may be requisite for carrying on the AICI Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the AICI Business;

     (w) Applicable Laws. AICI has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the AICI Business, and, to AICI's knowledge, AICI is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the AICI Business;

     (x) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to AICI, the AICI Business, or any of the AICI Assets, nor does AICI have any knowledge of any deliberate act or omission of AICI that would form any material basis for any such action or proceeding;

     (y) No Bankruptcy. AICI has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against AICI and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of AICI;

     (z) Labor Matters. AICI is not a party to any collective agreement relating to the AICI Business with any labor union or other association of employees and no part of the AICI Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of AICI, has made any attempt in that regard and AICI has no reason to believe that any current employees will leave AICI's employ as a result of this Merger.

     (aa) Finder's Fees. AICI is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein, except for an agreement providing for fees payable to Aegis Securities Corp. and an agreement providing for fees payable to Strome Securities, L.P.;

EXECUTION AND PERFORMANCE OF AGREEMENT

     (bb) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of AICI;

     (cc) No Violation or Breach. The execution and performance of this Agreement will not

          (i) violate the charter documents of AICI or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which AICI is a party,

          (ii)      give  any  person  any  right to  terminate  or  cancel  any
                    agreement  including,   without  limitation,  AICI  Material
                    Contracts, or any right or rights enjoyed by AICI,

          (iii) result in any alteration of AICI's obligations under any agreement to which AICI is a party including, without limitation, the AICI Material Contracts,

          (iv)      result  in  the   creation  or   imposition   of  any  lien,
                    encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the AICI Assets,

          (v) result in the imposition of any tax liability to AICI relating to AICI Assets or the AICI Shares, or

          (vi) violate any court order or decree to which either AICI is subject;

AICI ASSETS - OWNERSHIP AND CONDITION

     (dd) Business Assets. The AICI Assets comprise all of the property and assets of the AICI Business, and neither the AICI Shareholders nor any other person, firm or corporation owns any assets used by AICI in operating the AICI Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules "O" or "R" hereto;

     (ee) Title. AICI is the legal and beneficial owner of the AICI Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules "O" or "R" hereto;

     (ff) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the AICI Assets;

     (gg) AICI Insurance Policies. AICI maintains the public liability insurance and insurance against loss or damage to the AICI Assets and the AICI Business as described in Schedule "P" hereto;

     (hh) AICI Material Contracts. The AICI Material Contracts listed in Schedule "R" constitute all of the material contracts of AICI;

     (ii) No Default. There has not been any default in any material obligation of AICI or any other party to be performed under any of the AICI Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule "R"), and AICI is not aware of any default in the obligations of any other party to any of the AICI Material Contracts;

     (jj) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of AICI. AICI is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

AICI ASSETS - AICI EQUIPMENT

     (kk) AICI Equipment. The AICI Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

AICI ASSETS - AICI GOODWILL AND OTHER ASSETS

     (ll) AICI Goodwill. AICI carries on the AICI Business only under the names "Administration for International Credit & Investments, Inc.," "IPEXcom" and variations thereof and under no other business or trade names. AICI does not have any knowledge of any infringement by AICI of any patent, trademark, copyright or trade secret;

THE BUSINESS OF AICI

     (mm) Maintenance of Business. Since the date of the AICI Financial Statements, the AICI Business has been carried on in the ordinary course and AICI has not entered into any material agreement or commitment except in the ordinary course; and

     (nn) Subsidiaries. AICI does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

NON-MERGER AND SURVIVAL

5.2 The representations and warranties of AICI and the AICI Shareholders contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Tamarack, the representations and warranties of AICI and the AICI Shareholders shall survive the Closing.

INDEMNITY

5.3 AICI Wolfgang Grabher jointly and severally agree to indemnify and save harmless Tamarack from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including attorneys' and other professionals' fees and disbursements, and including any payment made in good faith in settlement of any claim (subject to the right of AICI and the AICI Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by AICI or the AICI Shareholders to Tamarack hereunder. This provision shall survive the Closing for a period of one year.

                                    ARTICLE 6
                              COVENANTS OF AICI AND
                              THE AICI SHAREHOLDERS

COVENANTS

6.1 AICI and the AICI Shareholders covenant and agree with Tamarack that they will:

     (a) Conduct of Business. Until the Closing, conduct the AICI Business diligently and in the ordinary course consistent with the manner in which the AICI Business generally has been operated up to the date of execution of this Agreement;

     (b) Preservation of Business. Until the Closing, use their best efforts to preserve the AICI Business and the AICI Assets and, without limitation, preserve for Tamarack AICI's relationships with their suppliers, customers and others having business relations with them;

     (c) Access. Until the Closing, give Tamarack and its representatives full access to all of the properties, books, contracts, commitments and records of AICI relating to AICI, the AICI Business and the AICI Assets, and furnish to Tamarack and its representatives all such information as they may reasonably request;

     (d) Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the AICI Assets, including the AICI Material Contracts, notwithstanding the change in control of AICI arising from the Merger;

     (e) Reporting and Internal Controls. From and after the Effective Time, the AICI Shareholders shall forthwith take all required actions to implement internal controls on the business of the Surviving Company to ensure that the Surviving Company and Tamarack comply with Section 13(b)(2) of the Securities and Exchange Act of 1934, as amended;

     (f) Audited Financial Statements. Immediately upon execution of this Agreement, cause to be prepared audited financial statements of AICI in compliance with the requirements of Regulation S-B as promulgated by the Securities and Exchange Commission, such audited financial statements to be provided no later than 75 days after the Closing Date; and

     (g) Name Change. Forthwith after the Closing, take such steps as are required to change the name of Tamarack to "IPEXcom, Inc." or such similar name as may be acceptable to the board of directors of AICI.

AUTHORIZATION

6.2 AICI hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting AICI to release any and all information in their possession respecting AICI to Tamarack. AICI shall promptly execute and deliver to Tamarack any and all consents to the release of information and specific authorizations which Tamarack reasonably require to gain access to any and all such information.

SURVIVAL

6.3 The covenants set forth in this Article shall survive the Closing for the benefit of Tamarack.


                                    ARTICLE 7
                              CONDITIONS PRECEDENT

CONDITIONS PRECEDENT IN FAVOR OF TAMARACK

7.1 Tamarack's obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

     (a) all documents or copies of documents required to be executed and delivered to Tamarack hereunder will have been so executed and delivered;

     (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by AICI or the AICI Shareholders at or prior to the Closing will have been complied with or performed;

     (c) Tamarack shall have completed its review and inspection of the books and records of AICI and shall be satisfied with same in all material respects;

     (d) title to the AICI Shares held by the AICI Shareholders and to the AICI Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

     (e) the Certificate of Merger shall be executed by AICI in form acceptable for filing with the Nevada Secretary of State;

     (f)  subject to Article 8 hereof, there will not have occurred

          (i) any material adverse change in the financial position or condition of AICI, its liabilities or the AICI Assets or any damage, loss or other change in circumstances materially and adversely affecting the AICI Business or the AICI Assets or AICI's right to carry on the AICI Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

          (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to AICI or the AICI Business (whether or not covered by insurance) materially and adversely affecting AICI, the AICI Business or the AICI Assets;

     (g) AICI shall have effected a forward stock split of AICI's common share capital on a one for 4.2 basis, pursuant to which each holder of AICI's common stock shall receive nine shares for every two shares owned;

     (h) all officers, directors and 10% or more of Tamarack's outstanding common stock post-Merger shall have executed lock-up agreements on terms mutually agreeable to AICI and Tamarack;

     (i) Tamarack's issued and outstanding common share capital shall be reduced to 2,820,000 Tamarack Common Shares by the return to treasury of 3,500,000 Tamarack Common Shares and Tamarack shall have received a release in form satisfactory to AICI from the persons returning such shares in that regard;

     (j) the transactions contemplated hereby shall have been approved by all regulatory authorities having jurisdiction over the subject matter hereof, if any;

     (h) all consents and other approvals required or reasonably deemed advisable by legal counsel of Tamarack for the Merger will have been obtained;

     (k) All representations and warranties of AICI and the AICI Shareholders shall be true, complete and correct and without omission of any material fact; and

     (l) the closing of a private placement by Tamarack of not less than 1,000,000 units, with each unit consisting of two shares of common stock and two common stock purchase warrants at a price of $2.00 per unit.

WAIVER BY TAMARACK

7.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Tamarack and any such condition may be waived in whole or in part by Tamarack at or prior to Closing by delivering to AICI a written waiver to that effect signed by Tamarack. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Tamarack shall be released from all obligations under this Agreement.

CONDITIONS PRECEDENT IN FAVOR OF AICI AND THE AICI SHAREHOLDERS

7.3 The obligation of AICI and the AICI Shareholders to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

     (a) all documents or copies of documents required to be executed and delivered to AICI hereunder will have been so executed and delivered;

     (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by Tamarack at or prior to the Closing will have been complied with or performed;

     (c) AICI shall have completed its review and inspection of the books and records of Tamarack and its subsidiaries and shall be satisfied with same in all material respects;

     (d) Tamarack will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to AICI at the Closing and the Acquisition Shares will be registered on the books of Tamarack in the name of the holder of AICI Shares at the Effective Time;

     (e) title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

     (f) the Certificate of Merger shall be executed by the Acquirer in form acceptable for filing with the Nevada Secretary of State;

     (g)  subject to Article 8 hereof, there will not have occurred

          (i) any material adverse change in the financial position or condition of Tamarack, its subsidiaries, their liabilities or the Tamarack Assets or any damage, loss or other change in circumstances materially and adversely affecting Tamarack, the Tamarack Business or the Tamarack Assets or Tamarack' right to carry on the Tamarack Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

          (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Tamarack or the Tamarack Business (whether or not covered by insurance) materially and adversely affecting Tamarack, its subsidiaries, the Tamarack Business or the Tamarack Assets;

     (h) Tamarack's issued and outstanding common share capital shall be reduced to 2,820,000 Tamarack Common Shares by the return to treasury of 3,500,000 Tamarack Common Shares and Tamarack shall have received a release in form satisfactory to AICI from the persons returning such shares in that regard;

     (i) the transactions contemplated hereby shall have been approved by all regulatory authorities having jurisdiction over the subject matter hereof, if any;

     (j) all consents and other approvals required or reasonably deemed advisable by legal counsel of AICI for the Merger will have been obtained;

     (k) Tamarack shall be fully current in all of its required regulatory filings;

     (l) All representations and warranties of Tamarack shall be true, complete and correct and without omission of any material fact;

     (m) Tamarack shall have provided AICI with undated written resignations, in such form as is mutually agreeable to AICI and Tamarack, of all Tamarack's executive officers and Tamarack shall appoint such executive officers as designated by AICI;

     (n) Tamarack shall have provided AICI with undated resignations of all Tamarack's directors, except that Tamarack may appoint one member to Tamarack's board of directors on the Closing Date;

     (o) the closing of a private placement by Tamarack of not less than 1,000,000 units, with each unit consisting of two shares of common stock and two common stock purchase warrants at a price of $2.00 per unit; and

     (p) the satisfaction of all liabilities of Tamarack on or prior to the Closing Date.

WAIVER BY AICI AND THE AICI SHAREHOLDERS

7.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of AICI and the AICI Shareholders and any such condition may be waived in whole or in part by AICI or the AICI Shareholders at or prior to the Closing by delivering to Tamarack a written waiver to that effect signed by AICI and the AICI Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing AICI and the AICI Shareholders shall be released from all obligations under this Agreement.

NATURE OF CONDITIONS PRECEDENT

7.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

TERMINATION

7.6 Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before April 1, 2005, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

CONFIDENTIALITY

7.7 Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from AICI and Tamarack and the contents thereof confidential and not utilize nor reveal or release same; provided, however, that Tamarack will be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of Tamarack's filings with the Securities and Exchange Commission.


                                    ARTICLE 8
                                      RISK

MATERIAL CHANGE IN THE BUSINESS OF AICI

8.1 If any material loss or damage to the AICI Business occurs prior to Closing and such loss or damage, in Tamarack's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Tamarack shall, within two (2) days following any such loss or damage, by notice in writing to AICI, at its option, either:

     (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

     (b) elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Tamarack's obligations to carry out the transactions contemplated hereby, be vested in AICI or otherwise adequately secured to the satisfaction of Tamarack on or before the Closing Date.

MATERIAL CHANGE IN THE TAMARACK BUSINESS

8.2 If any material loss or damage to the Tamarack Business occurs prior to Closing and such loss or damage, in AICI's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, AICI shall, within two (2) days following any such loss or damage, by notice in writing to Tamarack, at its option, either:

     (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

     (b) elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to AICI's obligations to carry out the transactions contemplated hereby, be vested in Tamarack or otherwise adequately secured to the satisfaction of AICI on or before the Closing Date.


                                    ARTICLE 9
                                     CLOSING

CLOSING

9.1 The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

DOCUMENTS TO BE DELIVERED BY AICI

9.2 On or before the Closing, AICI and the AICI Shareholders will deliver or cause to be delivered to Tamarack:

     (a)  the original or certified copies of the charter  documents of AICI and
          all  corporate  records,   documents  and  instruments  of  AICI,  the
          corporate seal of AICI and all books and accounts of AICI;

     (b) all reasonable consents or approvals required to be obtained by AICI for the purposes of completing the Merger and preserving and maintaining the interests of AICI under any and all AICI Material Contracts and in relation to AICI Assets;

     (c) certified copies of such resolutions of the shareholders and directors of AICI as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

     (d) an acknowledgement from AICI and the AICI Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

     (e)  the Certificate of Merger, duly executed by AICI; and

     (f) such other documents as Tamarack may reasonably require to give effect to the terms and intention of this Agreement.

DOCUMENTS TO BE DELIVERED BY TAMARACK

9.3 On or before the Closing, Tamarack shall deliver or cause to be delivered to AICI and the AICI Shareholders:

     (a) share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of AICI Common Stock;

     (b) certified copies of such resolutions of the directors of Tamarack as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

     (c) a certified copy of a resolution of the directors of Tamarack dated as of the Closing Date appointing the nominees of AICI as officers of AICI;

     (d) an undated resolution of the directors of Tamarack appointing the nominee of the AICI Shareholders listed below in Article 10 to the board of directors of Tamarack;

     (e) undated resignations of Robert Reukl and Paul Reynolds as directors of Tamarack;

     (f) undated resignation of Robert Reukl from all executive officer positions of Tamarack;

     (g) an acknowledgement from Tamarack of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

     (h)  the Certificate of Merger, duly executed by the Acquirer; and

     (i) such other documents as AICI may reasonably require to give effect to the terms and intention of this Agreement.


                                   ARTICLE 10
                              POST-CLOSING MATTERS

     Forthwith after the Closing, Tamarack, AICI and the AICI Shareholders agree to use all their best efforts to:

     (a) file the Certificate of Merger with Secretary of State of the State of Nevada;

     (b)  issue a news release reporting the Closing;

     (c) date the resignation of Paul Reynolds referenced in Section 9.3(e) having all but one director of Tamarack resign and date the resolution appointing one AICI nominee to Tamarack's board of directors;

     (d) file with the Securities and Exchange Commission a report on Schedule 14f-1 disclosing the change in control of Tamarack, mail the Schedule 14f-1 to Tamarack's shareholders, and 10 days after such mailing, date the resolutions appointing to the board of directors of Tamarack such other nominees as AICI shall designate and forthwith date and accept the resignation of Robert Reukl as a director of Tamarack;

     (e) file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement and, not more than 75 days following the Closing, file and amended Form 8-K which includes audited financial statements of AICI as well as pro forma financial information of AICI and Tamarack as required by Regulation S-B as promulgated by the Securities and Exchange Commission;

     (f) file reports on Schedule 13D and Form 3 with the Securities and Exchange Commission disclosing the acquisition of the Acquisition Shares by the AICI Shareholders; and

     (g) take such steps as are required to change the name of Tamarack to "IPEXcom, Inc." or such similar name as may be acceptable to the board of directors of IPEX.

                                   ARTICLE 11
                               GENERAL PROVISIONS

ARBITRATION

11.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of San Diego, California.

NOTICE

11.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or facsimile. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by facsimile shall be deemed to have been received on the actual date of delivery.

ADDRESSES FOR SERVICE

11.3 The address for service of notice of each of the parties hereto is as follows:

     (a)  Tamarack or the Acquirer:

                  Tamarack Ventures, Inc.
                  21 Falcon Avenue
                  Box 1135
                  Manitouwadge
                  Ontario, Canada POT 2CO
                  Attn:  Robert Reukl, President
                  Phone:  (807) 826-2922
                  Facsimile: (807) 826-4408

     (b)  AICI or the AICI Shareholders

                  Administration for International Credit & Investments, Inc. 12520 High Bluff Drive
                  Suite 260
                  San Diego, California 92130
                  Attn:  Wolfgang Grabher, President
                  Phone:  (858) 720-8000
                  Facsimile:  (858) 259-8700

     with copies to (which shall not constitute notice):

                  Marc J. Ross, Esq.
                  Sichenzia Ross Friedman & Ference LLP
                  1065 Avenue of the Americas
                  New York, NY 10018
                  Phone:  (212) 930-9700
                  Facsimile:  (212) 930-9725

CHANGE OF ADDRESS

11.4 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

FURTHER ASSURANCES

11.5 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

TIME OF THE ESSENCE

11.6 Time is expressly declared to be the essence of this Agreement.

ENTIRE AGREEMENT

11.7 The provisions contained herein constitute the entire agreement among AICI, the AICI Shareholders, the Acquirer and Tamarack respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among AICI, the AICI Shareholders, the Acquirer and Tamarack with respect to the subject matter hereof.

ENUREMENT

11.8 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

ASSIGNMENT

11.9 This Agreement is not assignable without the prior written consent of the parties hereto.

COUNTERPARTS

11.10 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by facsimile will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

APPLICABLE LAW

11.11    This Agreement is subject to the laws of the State of Nevada.


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


     IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

                                  TAMARACK VENTURES, INC.



 /s/ Dawn Jeffries                By: /s/ Robert Reukl
-----------------------------     ----------------------------------------------
Witness                           Name: Robert Reukl
                                  Title: President




                                           AICI, INC.



 /s/ Dawn Jeffries                By: /s/ Robert Reukl
-----------------------------     ----------------------------------------------
Witness                           Name: Robert Reukl
                                           Title: President




                                  ADMINISTRATION FOR INTERNATIONAL
                                  CREDIT & INVESTMENTS, INC.



                                  By: /s/ Wolfgang Grabher
-----------------------------     -----------------------------------------
Witness                           Name: Wolfgang Grabher
                                  Title: President


                    [Signatures of AICI Shareholders follow.]

                                            AICI SHAREHOLDERS


                                             /s/ Wolfgang Grabher
                                            ------------------------------------
                                            Wolfgang Grabher


                                             /s/ Edward Sullivan
                                            ------------------------------------
                                            Edward Sullivan


                                             /s/ Ewald Grabher
                                            ------------------------------------
                                            Ewald Grabher


                                             /s/ Daren Barone
                                            ------------------------------------
                                            Daren Barone


                                            LG INTERNATIONAL FINANANCIAL LTD.


                                             /s/ David Wan Kwong
                                            ------------------------------------
                                            Name: Wong, Wan Kwong, David
                                            Title: Director


                                             /s/ Arthur Grabher
                                            ------------------------------------
                                            Arthur Grabher


                                             /s/ Johanna Grabher
                                            ------------------------------------
                                            Johanna Grabher


                                             /s/ Massimo Ballerini
                                            ------------------------------------
                                            Massimo Ballerini


                                             /s/ Frank Valdez
                                            ------------------------------------
                                            Frank Valdez


                                             /s/ Jil Grabher
                                            ------------------------------------
                                            Jil Grabher

                                             /s/ Roderick Thompson
                                            ------------------------------------
                                            Roderick Thompson


                                             /s/ Patrice Farameh
                                            ------------------------------------
                                            Patrice Farameh


                                             /s/ Joseph Lyle Putegnat III
                                            ------------------------------------
                                            Joseph Lyle Putegnat III


                                             /s/ Samuel Rogers
                                            ------------------------------------
                                            Samuel Rogers